Exhibit 5.1

                        SIDLEY AUSTIN BROWN & WOOD LLP



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    SAN FRANCISCO               FOUNDED 1866                    LONDON

  WASHINGTON, D.C.                                             SHANGHAI

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                                November 12, 2002



Core Bond Products LLC
Bank of America Corporate Center
Charlotte, North Carolina 28255

         Re:   Core Bond Products LLC
               Registration Statement on Form S-3
               ----------------------------------


Ladies and Gentlemen:


     We have acted as counsel for Core Bond Products LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of a registration statement on Form S-3 (together with the exhibits and any and all amendments thereto, the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for sale of the Pass-Through Certificates, Series 2002-1 (the "Certificates"). As described in the Registration Statement and the prospectus contained therein (the "Prospectus"), the Certificates will be issued by a New York common law trust (the "Trust") to be formed by the Company pursuant to a Trust Agreement (the "Trust Agreement") among the Company, as depositor, The Bank of New York (the "Trustee"), as trustee and securities intermediary, and Banc of America Securities LLC, as administrative agent, on the issue date of the Certificates.

     As counsel for the Company, we have examined and relied upon such agreements, instruments, certificates, records and other documents, or copies thereof, as we have deemed necessary or appropriate for the purpose of the opinion expressed herein. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that upon execution of the Trust Agreement, the Certificates, when executed, authenticated and delivered by the Trustee against the requisite payment therefor, will be validly issued, fully paid and nonassessable.

     In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles expressed therein).

     We hereby consent to the use of our name in the Prospectus under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.



                                           Very truly yours,



                                           /s/  Sidley Austin Brown & Wood LLP
                                           -----------------------------------
                                                Sidley Austin Brown & Wood LLP